SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2007

SUGAR CREEK FINANCIAL CORP.

(Exact Name of Registrant as Specified in Its Charter)

United States	333-139332	To Be Applied For
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

28 West Broadway, Trenton, Illinois 62293-1304

(Address of principal executive offices) (Zip Code)

(618) 224-9228

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 12, 2007, Sugar Creek Financial Corp., a federal stock holding company in organization (the “Company”), Sugar Creek MHC, a federal mutual savings and loan holding company in organization (the “MHC”), and Tempo Bank, a federal savings bank (the “Bank”), entered into an Agency Agreement with Keefe, Bruyette & Woods, Inc. (“Keefe, Bruyette & Woods”), who will act as the Company’s financial advisor during the Company’s stock offering and also assist in the marketing of the Company’s common stock during its stock offering. For these services, Keefe, Bruyette & Woods will receive a management fee of $25,000 and will receive a success fee of $75,000 upon the completion of the reorganization and offering. In the event that Keefe, Bruyette & Woods sells common stock through a group of broker-dealers in a syndicated community offering, the total fees payable to the selected dealers (which may include Keefe, Bruyette and Woods for the shares it sells) shall not exceed 5.5% of the aggregate dollar amount of shares sold in the syndicated community offering.

The shares of common stock are being offered pursuant to a Registration Statement on Form SB-2 (Registration No. 333-139332) filed under the Securities Act of 1933, as amended, and a related prospectus dated February 12, 2007.

The foregoing description of the terms of the Agency Agreement is qualified in its entirety by reference to the Agency Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Number	Description
1.1	Agency Agreement dated February 12, 2007 between Sugar Creek Financial Corp., Sugar Creek MHC, Tempo Bank and Keefe, Bruyette & Woods, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 16, 2007	By:	/s/ Robert J. Stroh, Jr.
Robert J. Stroh, Jr.
Chairman, Chief Executive Officer
and Chief Financial Officer